Q3 2024 Results As of Sept. 30, 2024 | Reported on Nov. 7, 2024 99.2

Safe Harbor Statements Certain statements contained in this presentation are "forward-looking statements” about future events and expectations. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward looking statements made in this presentation include, among others our guiding principles of elevating patient care, strengthening clinic economics, fueling innovation in everything we do, and building people capability and culture; our belief that refranchising the vast majority of our corporate-owned clinics will general capital, increase franchise royalty revenue, and reduce corporate costs; our focus on new patient acquisition through increasing awareness campaigns, focusing on the top of the lead generation funnel, implementing Goggle P-Max, engaging “switchers,” and attracting new to chiropractic care; our expectations for 2024 system-wide sales, system-wide comp sales for all clinics open 13 months or more, and new franchised clinic openings, excluding the impact of refranchised clinics ; our upside for future growth; our substantial market growth opportunity; and our belief that people will continue to seek more noninvasive holistic ways to manage their pain, and we’ll be there to treat them. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, and the current war in Ukraine, which has increased our costs and which could otherwise negatively impact our business; the potential for disruption to our operations and the unpredictable impact on our business of outbreaks of contagious diseases; our failure to profitably operate company-owned or managed clinics; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024 and subsequently-filed current and quarterly reports. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. Business Structure The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming. The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices. 2© 2024 The Joint Corp. All Rights Reserved.

3© 2024 The Joint Corp. All Rights Reserved. Sanjiv Razdan CEO, President and Director

© 2024 The Joint Corp. All Rights Reserved. 4 • Elevate Patient Care • Strengthen Clinic Economics • Drive Innovation • Build People Capability & Culture Guiding Principles Increased Profitability and Shareholder Value

Refranchising Vast Majority of Corporate Clinics Aggressively Marketing Clusters: • Executing Letters of Intent (LOIs) • Conducting meetings with bidders • Starting due diligence Value Maximization: • Generates capital • Increases franchise royalty revenue • Reduces corporate costs 5© 2024 The Joint Corp. All Rights Reserved.

6©2024 The Joint Corp All Rights Reserved Improving New Patient Experience Increases Conversion Rates Initial Visit Bookings Enhanced Digital Intake Forms IVB Impact to Digital Lead Conversion Avg. per Clinic 46% 48% 49% July Aug. Sept.

7 © 2024 The Joint Corp. All Rights Reserved. Focused on New Patient Acquisition Shifting spend to increase awareness and generate leads Implementing Google P-Max Attracting new to chiropractic care & engaging “switchers”

8© 2024 The Joint Corp. All Rights Reserved. Jake Singleton Chief Financial Officer

12 26 82 175 242 265 309 352 394 453 515 610 712 800 838 4 47 61 47 48 60 64 96 126 135 125 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Q3 24 TOTAL CLINICS OPEN Franchised Company-owned and managed Increasing Franchised Clinics to 87% Total Count Q3 24 Q2 24 Q3 23 Franchised Clinics Opened 14 9 24 Franchised Clinics Closed 61 1 2 Refranchised /(Acquired) Clinics 1 2 0 Corporate Clinics Opened 0 0 2 Corporate Clinics Closed 51 2 0 370 399 442 513 312 246 579 706 838 935 963 9© 2024 The Joint Corp. All Rights Reserved.1 During Q3 2024, 6 franchised clinics were closed, of which 3 are being relocated and will be reopened and 5 corporate clinics were closed of which 3 were on Airforce bases and non-traditional.

Development Pipeline 7 Franchise licenses sold in Q3 2024 148 Clinics in active development 1 of Sept. 30, 2024 1,277 Gross cumulative franchise licenses sold 1 of Sept. 30, 2024 71% Franchise licenses sold in Q3 2024 by regional developers 57% Of clinics supported by 16 RDs as of Sept. 30, 20242 48% Metropolitan statistical areas (MSAs) covered by RD territories as of Sept. 30, 2024 10© 2024 The Joint Corp. All Rights Reserved. 1 Of the 1,277 franchise licenses sold as of Sept. 30, 2024, 148 are in active development, 838 are currently operating and the balance represents terminated licenses or closed clinics.

Q3 2024 Financial Results as of Sept. 30, 2024 $ in M 1 Q3 2024 Q3 2023 Differences Revenue • Corporate clinics • Franchise fees and royalties $30.2 17.5 12.7 $29.5 17.9 11.6 $0.7 (0.3) 1.0 3% (2)% 9% Cost of revenue 2.8 2.6 0.2 8% Sales and marketing 4.8 4.3 0.5 11% Depreciation and amortization 1.2 2.3 (1.1) (47)% G&A 20.8 20.2 0.6 3% Loss on disposition or impairment 2 3.8 0.9 2.9 NA Operating income / (loss) (3.2) (0.9) (2.3) NA Other income / (expense) 0.1 0.2 (0.1) NA Net income / (loss) (3.2) (0.7) (2.5) NA Adjusted EBITDA 4\3 2.4 2.9 (0.5) (17)% 1 Due to rounding, numbers may not add up precisely to the totals. | 2 The loss on disposition or impairment, including those corporate clinics that were announced to be held for sale. 3 Reconciliation of Adjusted EBITDA to GAAP earnings is included in the Appendix. 11© 2024 The Joint Corp. All Rights Reserved.

Cash flow for the nine months end Sept. 30, 2024: • $5.3M from operations • $374k from the net proceeds of the sales of clinics • $(2.0)M repayment of JPMorgan Chase LOC in Q1 24 • $(901)k for ongoing IT capex and small refreshes for corporate clinics 1 JPMorgan Chase LOC provides immediate access to $20M through February 2027. 12© 2024 The Joint Corp. All Rights Reserved. Strong Liquidity $ in Ms 9/30/24 12/31/23 Unrestricted cash $20.7 $18.2 Restricted cash $1.3 $1.1 Available JP Morgan Chase LOC1 $20.0 $18.0

1 Due to rounding, numbers may not add up precisely to the totals. | 2 The loss on disposition or impairment, including those corporate clinics that were announced to be held for sale. | 3 Other income included the receipt of the employee retention credits of $3.9 million in Q1 2023. | 4 Reconciliation of Adjusted EBITDA to GAAP earnings is included in the Appendix. YTD 2024 Financial Results as of Sept. 30, 2024 $ in M 1 9 mo.s 9/30/24 9 mo.s 9/30/23 Differences Revenue • Corporate clinics • Franchise fees and royalties $90.2 52.7 37.4 $87.1 52.8 34.3 $3.1 (0.1) 3.2 4% 0% 9% Cost of revenue 8.4 7.7 0.7 9% Sales and marketing 14.1 13.2 0.9 7% Depreciation and amortization 4.2 6.9 (2.7) (40)% G&A 63.6 60.2 3.4 6% Loss on disposition or impairment 2 5.6 1.1 4.5 NA Operating income / (loss) (5.6) (1.9) (3.7) NA Other income 3 (0.2) 3.2 (3.4) NA Net income / (loss) (5.8) 1.3 (7.1) NA Adjusted EBITDA 4 8.1 8.2 0.1 (1)% 13© 2024 The Joint Corp. All Rights Reserved.

Revising 2024 Guidance $ in M 2023 Actual 2024 Low Guidance 2024 High Guidance System-wide sales 1 $488.0 $525 $535 System-wide comp sales for all clinics open 13 months or more 2 4% 3% 4% New franchised clinic openings excluding the impact of refranchised clinics 104 55 60 1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. | 2 System-wide comp sales include only the sales from clinics that have been open at least 13 or 48 full months and exclude any clinics that have permanently closed. 14© 2024 The Joint Corp. All Rights Reserved.

©2024 The Joint Corp All Rights Reserved Leading Chiropractic Care Franchise Concept Attractive Asset-light Model 87% franchised clinics and implementing refranchising strategy Category Leader & Creator 963 clinics at 9/30/24, revolutionizing access to chiropractic care Large & Growing Market $20.5B on chiropractic $8.5B out-of-pocket annual spend in US 1 Recurring Revenue Model 85% of 2023 system-wide gross sales from monthly memberships Premier Nationwide Brand 41 state presence, successful marketing coops, and largest digital footprint 1 IBISWorld 2023 Chiropractors in the US Study, November 2023 15© 2024 The Joint Corp. All Rights Reserved.

jake.singleton@thejoint.com Jake Singleton, CFO jake.singleton@thejoint.com The Joint Corp. | 16767 N. Perimeter Dr., Suite 110, Scottsdale, AZ 85260 | (480) 245-5960 https://www.facebook.com/thejointchiro https://twitter.com/thejointchiro https://www.youtube.com/thejointcorp https://www.facebook.com/thejointchiro @thejointchiro https://twitter.com/thejointchiro @thejointchiro https://www.youtube.com/thejointcorp @thejointcorp anjiv.razdan@thejoint.com Sanjiv Razdan, President & CEO sanjiv.razdan@thejoint.com The Joint Corp. | 16767 N. Perimeter Dr., Suite 110, Scottsdale, AZ 85260 | (480) 245-5960 thejoint@lhai.com Kirsten Chapman, LHA Investor Relations thejoint@lhai.com LHA Investor Relations | 50 California Street, Suite 1500 | San Francisco, CA 94111| (415) 433-3777 16© 2024 The Joint Corp. All Rights Reserved.

17 Performance Metrics and Non-GAAP Measures This presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. System-wide comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed. This presentation includes non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of historical net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before acquisition- related expenses (which includes contract termination costs associated with reacquired regional developer rights), net (gain)/loss on disposition or impairment, stock-based compensation expenses, costs related to restatement filings, restructuring costs, litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business) and other income related to employee retention credits. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC. © 2024 The Joint Corp. All Rights Reserved.

© 2024 The Joint Corp. All Rights Reserved. Q3 2024 Segment Results as of Sept. 30, 2024 2024 Q3 $ in 000s 18© 2024 The Joint Corp. All ights Reserved.

© 2024 The Joint Corp. All Rights Reserved. YTD 2024 Segment Results as of Sept. 30, 2024 2024 YTD $ in 000s 19© 2024 The Joint Corp. All ights Reserved.

GAAP – Non-GAAP Reconciliation $ in 000s Due to rounding, numbers may not add up precisely to the totals. 20© 2024 The Joint Corp. All Rights Reserved.